The Bank of New York Company, Inc.               NEWS
----------------------------------------------------------------------------

                                         48 Wall Street, New York, NY 10286

                                         Contact:
                                         PUBLIC AND INVESTOR RELATIONS DEPT.



For release:

IMMEDIATELY                                    Paul J. Leyden, SVP
-----------                                    (212) 495-1041
                                               Nicholas C. Silitch, SVP
                                               (212) 495-1721
                                               Gregory A. Burton, AVP
                                               (212) 495-1725



               THE BANK OF NEW YORK COMPANY, INC. REPORTS
               ------------------------------------------
        Record Second Quarter Diluted E.P.S. of 75 Cents, Up 14%;
        ---------------------------------------------------------
                Common Stock Dividend Increase of 8%; and
                -----------------------------------------
                       2-for-1 Common Stock Split
                       --------------------------

                Return on Average Common Equity of 24.03%

                    Return on Average Assets of 1.90%


NEW YORK, N.Y., July 20, 1998 -- The Bank of New York Company, Inc.

(NYSE: BK) reports second quarter diluted earnings per share of 75 cents, up 14% from the 66 cents earned in the second quarter of 1997.

Net income for the second quarter was $295 million, up 10% from the $269 million earned in the same period last year.

     Diluted earnings per share were $1.48 for the first half of 1998,

up 15% from the $1.29 earned last year. Net income for the first six months was a record $578 million, an increase of 8% over last year's

$534 million.

     Second quarter results were driven by broad based growth from fee income activities. All fee generating businesses did well with the strongest performances by securities servicing, up 25%, funds transfer,

up 19%, and trust and investment, up 16%.

     Securities servicing revenue growth was spread across all product lines, led by ADRs and global custody. ADRs benefited from 27% growth in trading activity in the first six months of 1998, with The Bank of New

York named as agent on 83% of new programs that came to market during that period. Global custody's record performance was fueled by new business wins combined with continued growth in cross-border investment and increased trading activity. Overall, fee based revenues and noninterest income contributed 58% of total revenues in the second quarter, up sharply from 50% in the prior year period.

     The Company's Board of Directors declared a common stock dividend of 28 cents per share for the second quarter, an 8% increase over the 26 cents paid for the first quarter this year. This increase will result in an annual cash dividend rate of $1.12 per share, the highest in the

Company's history. The new dividend is payable on August 6, 1998 to holders of record as of the close of business on July 24, 1998.

     The Company's Board also declared a 2-for-1 common stock split,

which will be paid after the cash dividend. On August 13, 1998, holders of record as of the close of business on July 24, 1998 will receive one additional share for every share held. Adjusted for the split, diluted earnings per share were 38 cents for the second quarter and 74 cents for the first six months of 1998 compared with 33 cents for the second quarter and 65 cents for the first six months of 1997.

     Return on average common equity for the second quarter of 1998 was

24.03% compared with 24.99% in the first quarter of 1998 and 21.84% in the second quarter of 1997. Return on average assets for the second quarter of 1998 was 1.90% compared with 1.93% in the first quarter of

1998 and 1.83% in the second quarter of 1997. For the first six months of 1998, return on average common equity totaled 24.49% compared with

21.36% in 1997. Return on average assets was 1.91% for the first six months of 1998 compared with 1.84% in 1997.

     Net interest income on a taxable equivalent basis for the second quarter rose to $424 million from $404 million in the first quarter of

1998. This was due to commercial loan growth and a more favorable mix of assets. Financial discipline remained a hallmark for the Company as the efficiency ratio was 50.3% in spite of the sale of the credit card operation and the impact of Year 2000 expenses.

     Revenues from the Company's securities servicing businesses reached

$239 million for the second quarter and $469 million for the first six months of 1998, growing by 25% compared with the corresponding periods of the previous year. Strong internal growth of 16% was spread over all of the Company's businesses with ADRs, global custody, domestic custody,

and stock transfer performing particularly well.

     In cash processing, funds transfer fees were particularly strong,

growing by 19%, with cash management fees ahead by 14%. Trade finance revenues were essentially flat during the quarter due to reduced trade flows in Southeast Asia. On a combined basis, fees from cash processing were ahead 8% in the second quarter, reaching $64 million.

     New business and generally strong markets resulted in trust and investment fees of $51 million for the quarter, an increase of 16% over last year. Foreign exchange and other trading revenues increased 69%

from a year ago to $42 million for the quarter, but were slightly below the $47 million for the first quarter.

     Tangible diluted earnings per share (earnings before the

amortization of goodwill and intangibles) were 80 cents per share in the second quarter of 1998, up 13% from 71 cents per share in the second quarter of 1997. On the same basis, tangible return on average common equity was 37.15% in the second quarter of 1998 compared with 31.75% in the second quarter of 1997; and tangible return on average assets was

2.07% in the second quarter of 1998 compared with 2.01% in the second quarter of 1997. Tangible diluted earnings per share were $1.57 per share for the first six months of 1998, compared with $1.39 per share in

1997. Tangible return on average common equity was 37.42% in the first six months of 1998 compared with 30.65% in 1997; and tangible return on average assets was 2.09% in the first six months 1998 compared with

2.03% last year.

     Average diluted shares outstanding were 392 million for the quarter, up from the 390 million in the first quarter of 1998 due to the conversion of warrants, and down significantly from the 405 million in the second quarter a year ago as a result of the Company's stock buyback programs. The Company has approximately 3 million shares remaining to repurchase under its 15 million 1998 share buyback program.

     The Company's estimated Tier 1 capital and Total capital ratios remained strong at 7.27% and 11.28% at June 30, 1998 compared with 7.25%

and 11.43% at March 31, 1998, and 7.83% and 12.00% at June 30, 1997.

Tangible common equity as a percent of total assets was 5.55% at June

30, 1998 compared with 5.68% at March 31, 1998 and 5.92% one year ago.

The leverage ratio was 7.17% at June 30, 1998 compared with 7.33% at

March 31, 1998 and 8.04% one year ago.

NET INTEREST INCOME
-------------------
                            2nd       1st       2nd       Year-to-date
                          Quarter   Quarter   Quarter     ------------
(In millions)               1998      1998      1997      1998    1997
                          --------------------------------------------
Net Interest Income         $424      $404      $489      $828    $985
Net Interest Rate
 Spread                     2.27%     2.24%     3.12%     2.25%   3.21%
Net Yield on Interest-
 Earning Assets             3.28      3.33      4.08      3.30    4.16

     Net interest income on a taxable equivalent basis was $424 million in the second quarter of 1998 compared with $404 million in the first quarter of 1998 and $489 million in the second quarter of 1997. The net interest rate spread was 2.27% in the second quarter of 1998, compared with 2.24% in the first quarter of 1998 and 3.12% one year ago. The net yield on interest-earning assets was 3.28% compared with 3.33% in the first quarter of 1998 and 4.08% in last year's second quarter.

     For the first six months of 1998, net interest income on a taxable equivalent basis, amounted to $828 million compared with $985 million in the first half of 1997. The year-to-date net interest rate spread was

2.25% in 1998 compared with 3.21% in 1997, while the net yield on interest-earning assets was 3.30% in 1998 and 4.16% in 1997.

     The increase in net interest income and the net interest rate spread from the first quarter reflects growth in the balance sheet,

improvements in the mix of assets due to corporate loan growth and lower cost of funds. The decline from the second quarter of 1997 was primarily the result of the sale of the credit card business. The slight decline in the net yield on interest-earning assets from the first quarter of this year is due to the lower value of free funds in a declining rate environment. The decrease in the yield as compared to the second quarter last year is the result of the sale of the credit card business as well as the stock buyback program.



NONINTEREST INCOME
------------------
                                   2nd Quarter      Year-to-date
                                   -----------      ------------
(In millions)                      1998    1997     1998    1997
                                   -----------------------------
Processing Fees
  Securities                       $239    $190    $  469   $375
  Cash                               64      59       127    114
                                   ----    ----    ------   ----
                                    302     249       596    489
Trust and Investment Fees            51      44       101     87
Service Charges and Fees             85      94       166    187
Foreign Exchange and
 Other Trading Activities            42      25        88     52
Securities Gains                     46      33        74     40
Other                                34      44        88     89
                                   ----    ----    ------   ----
Total Noninterest Income           $561    $489    $1,113   $944
                                   ====    ====    ======   ====


     Securities servicing fees increased 25% to $239 million compared with $190 million in the second quarter of 1997. Strong internal growth across all areas reached 16%, with remaining growth coming from acquisitions made during 1997. In the first half of 1998, securities servicing fees were $469 million compared with $375 million in 1997.

Second quarter service charges and fees of $85 million were up from $81 million in the first quarter due to increased syndication fees. However,

service charges and fees were down from $94 million in the second quarter of 1997 reflecting the loss of fee income associated with the sale of the credit card business, partially offset by growth in factoring commissions related to U.K. asset based lending acquisitions.

Revenues from foreign exchange and other trading activities were $42 million in the second quarter of 1998 compared with $47 million in the first quarter of 1998 and $25 million in the second quarter of 1997. The

Company reported $46 million of securities gains in the second quarter of 1998 compared with $33 million in the second quarter of 1997.



NONINTEREST EXPENSE AND INCOME TAXES
------------------------------------

     Total noninterest expense for the quarter was $472 million, up 2%

from $465 million in the same period last year. Year-to-date noninterest expense was $939 million compared with $909 million in 1997. Noninterest expense for the second quarter included $8 million, approximately 1 cent per share, related to making computer systems Year 2000 compliant. For the first six months of 1998, Year 2000 expenses were $16 million or approximately 2 cents per share.

     The efficiency ratio for the second quarter of 1998 was 50.3%

compared with 50.1% in the first quarter of 1998 and 49.1% for the second quarter of 1997. For the first half of 1998, the efficiency ratio was 50.2% compared with 48.1% last year. The upward move from a year ago in the efficiency ratio is primarily attributable to the sale of the

Company's credit card operations and Year 2000 systems expenses.

     The effective tax rate for the second quarter and first six months of 1998 was 35.0% and 35.6% compared with 36.5% and 36.6% last year.

NONPERFORMING ASSETS
--------------------
                                                               Change
                                                              6/30/98
(Dollars in millions)              6/30/98      3/31/98       3/31/98
                                   ----------------------------------
Loans:
     Commercial Real Estate          $ 35         $ 37          $(2)
     Other Commercial                  61           58            3
     Foreign                           37           38           (1)
     Community Banking                 49           53           (4)
                                     ----         ----          ---
  Total Loans                         182          186           (4)
Other Real Estate                      17           15            2
                                     ----         ----          ---
  Total                              $199         $201          $(2)
                                     ====         ====          ===
Nonperforming Assets Ratio            0.5%         0.5%
Allowance/Nonperforming Loans       356.1        347.4
Allowance/Nonperforming Assets      324.9        321.2



     Nonperforming assets totaled $199 million at June 30, 1998,

compared with $201 million at March 31, 1998, a decrease of $2 million.

This was the twenty-eighth consecutive quarter of nonperforming asset decreases.

LOAN LOSS PROVISION AND NET CHARGE-OFF
--------------------------------------

                              2nd       1st      2nd       Year-to-date
                            Quarter   Quarter   Quarter    ------------
(In millions)                 1998      1998     1997      1998    1997
                            -------------------------------------------

Provision                     $  5      $  5     $ 60     $ 10    $ 120
                              ====      ====     ====     ====    =====
Net(Charge-offs)Recoveries:

  Commercial Real Estate         1         1        -        2        1

  Other Commercial              (3)       (3)      (6)      (6)      (9)

  Other Consumer                (1)       (1)      (1)      (2)      (3)

  Foreign                        -        (1)       -       (1)       4

  Other                         (1)       (1)      (2)      (2)      (1)

  Credit Card                    -         -      (88)       -     (181)
                              ----      ----     ----     ----    -----
     Total                    $ (4)     $ (5)    $(97)      (9)   $(189)
                              ====      ====     ====     ====    =====


Other Real Estate Expense     $  -      $  1     $  1     $  1    $   1


     The allowance for loan losses was $646 million, or 1.65% of loans at June 30, 1998 compared with $645 million, or 1.74% of loans at March

31, 1998 and $832 million, or 2.13% of loans at June 30, 1997. The ratio of the allowance to nonperforming assets was 324.9% at June 30, 1998 compared with 321.2% at March 31, 1998 and 342.1% at June 30, 1997.



                       ***************************

(Financial highlights and detailed financial statements are attached. E.P.S. has been calculated based on a new accounting pronouncement. "Basic" and "diluted" E.P.S. have replaced "primary" and "fully diluted" E.P.S. In addition, a new accounting pronouncement related to comprehensive income has been adopted. This has changed how certain components of shareholders' equity are presented. Prior periods have been restated for these changes.)

                         THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                  (Dollars in millions, except per share amounts)
                                    (Unaudited)
                                                1998       1997    Change
                                                ----       ----    ------
For the Three Months Ended June 30:
-----------------------------------
  Net Income                                 $   295    $   269      9.7 %
    Per Common Share:
      Earnings                               $  0.79    $  0.70     12.9
      Diluted                                   0.75       0.66     13.6
      Cash Dividends Paid                       0.26       0.24      8.3

  Return on Average Common Shareholders'
   Equity                                      24.03%     21.84%
  Return on Average Assets                      1.90       1.83


For the Six Months Ended June 30:
---------------------------------
  Net Income                                 $   578    $   534      8.2 %
    Per Common Share:
      Basic                                  $  1.56    $  1.38     13.0
      Diluted                                   1.48       1.29     14.7
      Cash Dividends Paid                       0.52       0.48      8.3

  Return on Average Common Shareholders'
   Equity                                      24.49%     21.36%
  Return on Average Assets                      1.91       1.84


As of June 30:
--------------
  Assets                                     $62,974    $61,242      2.8 %
  Loans                                       39,049     39,024      0.1
  Securities                                   6,788      5,010     35.5
  Deposits - Domestic                         27,371     27,537     -0.6
           - Foreign                          16,036     16,276     -1.5
  Long-Term Debt                               2,003      1,801     11.2
  Minority Interest - Preferred Securities     1,300      1,000     30.0
  Preferred Shareholders' Equity                   1        112    -99.1
  Common Shareholders' Equity                  4,961      4,825      2.8

  Common Shareholders' Equity Per Share        13.25      12.78      3.7
  Market Value Per Share of Common Stock       60.88      43.63     39.5

  Allowance for Loan Losses as a Percent
   of Loans                                     1.65%      2.13%
  Tier 1 Capital Ratio                          7.27       7.83
  Total Capital Ratio                          11.28      12.00
  Leverage Ratio                                7.17       8.04
  Tangible Common Equity Ratio                  5.55       5.92

                         THE BANK OF NEW YORK COMPANY, INC.
                         Consolidated Statements of Income
                      (In millions, except per share amounts)
                                    (Unaudited)
                                       For the Three             For the Six
                                        Months Ended             Months Ended
                                          June 30,                 June 30,
                                      1998       1997          1998      1997
                                      ----       ----          ----      ----
Interest Income
---------------
Loans                                $ 695      $ 765        $1,364    $1,511
Securities
  Taxable                               77         58           156       119
  Exempt from Federal Income Taxes      11          8            20        18
                                     -----      -----        ------    ------
                                        88         66           176       137
Deposits in Banks                       40         39            83        73
Federal Funds Sold and Securities
 Purchased Under Resale Agreements      42         35            72        68
Trading Assets                           5          7             9        10
                                     -----      -----        ------    ------
     Total Interest Income             870        912         1,704     1,799
                                     -----      -----        ------    ------
Interest Expense
----------------
Deposits                               343        328           667       629
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                             31         30            65        58
Other Borrowed Funds                    54         42           103        81
Long-Term Debt                          34         31            66        63
                                     -----      -----        ------    ------
     Total Interest Expense            462        431           901       831
                                     -----      -----        ------    ------
Net Interest Income                    408        481           803       968
-------------------
Provision for Loan Losses                5         60            10       120
                                     -----      -----        ------    ------
Net Interest Income After
 Provision for Loan Losses             403        421           793       848
                                     -----      -----        ------    ------
Noninterest Income
------------------
Processing Fees
  Securities                           239        190           469       375
  Cash                                  64         59           127       114
                                     -----      -----        ------    ------
                                       303        249           596       489
Trust and Investment Fees               51         44           101        87
Service Charges and Fees                85         94           166       187
Securities Gains                        46         33            74        40
Other                                   76         69           176       141
                                     -----      -----        ------    ------
     Total Noninterest Income          561        489         1,113       944
                                     -----      -----        ------    ------
Noninterest Expense
-------------------
Salaries and Employee Benefits         287        263           570       521
Net Occupancy                           43         42            84        84
Furniture and Equipment                 21         24            41        48
Other                                  121        136           244       256
                                     -----      -----        ------    ------
     Total Noninterest Expense         472        465           939       909
                                     -----      -----        ------    ------
Income Before Income Taxes             492        445           967       883
Income Taxes                           172        162           344       323
Distribution on Trust
 Preferred Securities                   25         14            45        26
                                     -----      -----        ------    ------
Net Income                           $ 295      $ 269        $  578    $  534
----------                           =====      =====        ======    ======
Net Income Available to
-----------------------
 Common Shareholders                 $ 295      $ 266        $  578    $  529
 -------------------                 =====      =====        ======    ======
Per Common Share Data:
----------------------
   Basic Earnings                    $0.79      $0.70        $ 1.56    $ 1.38
   Diluted Earnings                   0.75       0.66          1.48      1.29
   Cash Dividends Paid                0.26       0.24          0.52      0.48

Diluted Shares Outstanding             392        405           391       409

                       THE BANK OF NEW YORK COMPANY, INC.
                          Consolidated Balance Sheets
                (Dollars in millions, except per share amounts)
                                  (Unaudited)
                                                      June 30,    December 31,
                                                        1998          1997
                                                        ----          ----
Assets
------
Cash and Due from Banks                              $ 7,329       $ 5,769
Interest-Bearing Deposits in Banks                     1,900         2,126
Securities:
  Held-to-Maturity                                     1,030         1,127
  Available-for-Sale                                   5,758         5,501
                                                     -------       -------
     Total Securities                                  6,788         6,628
Trading Assets at Fair Value                           1,422         2,616
Federal Funds Sold and Securities Purchased
 Under Resale Agreements                               1,167         2,820
Loans (less allowance for loan losses
 of $646 in 1998 and $641 in 1997)                    38,403        34,486
Premises and Equipment                                   843           835
Due from Customers on Acceptances                        974         1,187
Accrued Interest Receivable                              364           356
Other Assets                                           3,784         3,138
                                                     -------       -------
     Total Assets                                    $62,974       $59,961
                                                     =======       =======

Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally
  domestic offices)                                  $11,814       $12,561
 Interest-Bearing
   Domestic Offices                                   15,707        15,607
   Foreign Offices                                    15,887        13,189
                                                     -------       -------
     Total Deposits                                   43,408        41,357
Federal Funds Purchased and Securities
 Sold Under Repurchase Agreements                      1,996         2,329
Other Borrowed Funds                                   5,626         4,673
Acceptances Outstanding                                  983         1,196
Accrued Taxes and Other Expenses                       2,087         1,910
Accrued Interest Payable                                 152           182
Other Liabilities                                        457           503
Long-Term Debt                                         2,003         1,809
                                                     -------       -------
     Total Liabilities                                56,712        53,959
                                                     -------       -------

Guaranteed Preferred Beneficial Interests
 in the Company's Junior Subordinated
 Deferrable Interest Debentures                        1,300         1,000
                                                     -------       -------

 Class A Preferred Stock - par value $2.00
  per share, authorized 5,000,000 shares,
  outstanding 22,800 shares in 1998 and
  23,844 shares in 1997                                    1             1
 Common Stock-par value $7.50 per share,
  authorized 800,000,000 shares, issued
  472,128,198 shares in 1998 and
  460,212,619 shares in 1997                           3,541         3,452
 Additional Capital                                      594           465
 Retained Earnings                                     3,912         3,528
 Accumulated Other Comprehensive Income                  348           285
                                                     -------       -------
                                                       8,396         7,731
 Less: Treasury Stock (96,731,240 shares in
       1998 and 85,320,504 shares in 1997), at cost    3,419         2,714
       Loan to ESOP (1,056,829 shares), at cost           15            15
                                                     -------       -------
     Total Shareholders' Equity                        4,962         5,002
                                                     -------       -------
     Total Liabilities and Shareholders' Equity      $62,974       $59,961
                                                     =======       =======

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                   (Dollars in millions)

                             For the three months      For the three months
                             ended June 30, 1998       ended June 30, 1997
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,150   $   40  5.12 %  $ 2,942   $   39   5.31 %
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     3,165       42  5.33      2,531       35   5.50
Loans
 Domestic Offices           19,753      384  7.80     22,469      523   9.34
 Foreign Offices            18,219      312  6.86     14,792      243   6.58
                           -------   ------          -------   ------
   Total Loans              37,972      696  7.35     37,261      766   8.25
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                3,307       48  5.81      2,683       39   5.86
 U.S. Government Agency
  Obligations                  557        9  6.50        386        6   6.46
 Obligations of States and
  Political Subdivisions       656       14  8.23        632       14   8.69
 Other Securities,
  including Trading
  Securities                 3,085       37  4.86      1,712       21   4.90
                           -------   ------          -------   ------
   Total Securities          7,605      108  5.68      5,413       80   5.93
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     51,892      886  6.85 %   48,147      920   7.67 %
                                     ------                    ------
Allowance for Loan Losses     (644)                     (837)
Cash and Due from Banks      3,529                     3,756
Other Assets                 7,457                     7,853
                           -------                   -------
   TOTAL ASSETS            $62,234                   $58,919
                           =======                   =======

LIABILITIES AND
---------------
 SHAREHOLDERS' EQUITY
 --------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,991       59  4.77 %  $ 4,259       49   4.59 %
 Savings                     7,751       48  2.50      8,022       51   2.53
 Certificates of Deposit
  $100,000 & Over              734       10  5.48        715       10   5.46
 Other Time Deposits         2,293       28  4.86      2,569       31   5.02
 Foreign Offices            15,864      198  4.98     15,200      187   4.93
                           -------   ------          -------   ------
   Total Interest-Bearing
    Deposits                31,633      343  4.34     30,765      328   4.28
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,760       31  4.56      2,226       30   5.33
Other Borrowed Funds         4,053       54  5.36      3,195       42   5.25
Long-Term Debt               1,964       34  6.83      1,808       31   6.94
                           -------   ------          -------   ------
   Total Interest-Bearing
    Liabilities             40,410      462  4.58 %   37,994      431   4.55 %
                                     ------                    ------
Noninterest-Bearing
 Deposits                   10,227                     9,183
Other Liabilities            5,379                     6,028
Minority Interest-
  Preferred Securities       1,300                       714
Preferred Stock                  1                       112
Common Shareholders'
 Equity                      4,917                     4,888
                           -------                   -------
   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY   $62,234                   $58,919
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  424  2.27 %            $  489   3.12 %
                                     ======  ====              ======   ====
 Net Yield on Interest-
  Earning Assets                             3.28 %                     4.08 %
                                             ====                       ====

                             THE BANK OF NEW YORK COMPANY, INC.
                 Average Balances and Rates on a Taxable Equivalent Basis
                                       Preliminary
                                   (Dollars in millions)

                              For the six months       For the six months
                              ended June 30, 1998      ended June 30, 1997
                           ------------------------  ------------------------
                           Average          Average  Average          Average
                           Balance Interest  Rate    Balance Interest  Rate
                           ------- -------- -------  ------- -------- -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)       $ 3,002   $   83   5.56%  $ 2,692   $   73   5.46%
Federal Funds Sold and
 Securities Purchased
 Under Resale Agreements     2,743       72   5.29     2,541       68   5.41
Loans
 Domestic Offices           19,389      755   7.86    22,610    1,048   9.32
 Foreign Offices            17,923      611   6.87    14,545      466   6.46
                           -------   ------          -------   ------
   Total Loans              37,312    1,366   7.38    37,155    1,514   8.22
                           -------   ------          -------   ------
Securities
 U.S. Government
  Obligations                3,365       97   5.78     2,718       78   5.82
 U.S. Government Agency
  Obligations                  584       19   6.47       405       13   6.40
 Obligations of States and
  Political Subdivisions       660       27   8.23       637       28   8.67
 Other Securities,
  including Trading
  Securities                 2,907       65   4.53     1,617       42   5.21
                           -------   ------          -------   ------
   Total Securities          7,516      208   5.58     5,377      161   6.03
                           -------   ------          -------   ------
Total Interest-Earning
 Assets                     50,573    1,729   6.89%   47,765    1,816   7.67%
                                     ------                    ------
Allowance for Loan Losses     (644)                     (854)
Cash and Due from Banks      3,535                     3,901
Other Assets                 7,462                     7,576
                           -------                   -------
   TOTAL ASSETS            $60,926                   $58,388
                           =======                   =======

LIABILITIES AND
---------------
 SHAREHOLDERS' EQUITY
 --------------------
Interest-Bearing Deposits
 Money Market Rate
  Accounts                 $ 4,857      114   4.73%  $ 4,074       89   4.42%
 Savings                     7,712       97   2.54     8,071      102   2.55
 Certificates of Deposit
  $100,000 & Over              701       19   5.50       706       19   5.38
 Other Time Deposits         2,301       55   4.86     2,531       61   4.88
 Foreign Offices            15,112      382   5.10    14,904      358   4.83
                           -------   ------          -------   ------
   Total Interest-Bearing
    Deposits                30,683      667   4.39    30,286      629   4.19
Federal Funds Purchased
 and Securities Sold
 Under Repurchase
 Agreements                  2,856       65   4.60     2,246       58   5.22
Other Borrowed Funds         3,717      103   5.56     3,223       81   5.08
Long-Term Debt               1,902       66   6.88     1,812       63   6.89
                           -------   ------          -------   ------
   Total Interest-Bearing
    Liabilities             39,158      901   4.64%   37,567      831   4.46%
                                     ------                    ------
Noninterest-Bearing
 Deposits                   10,124                     9,226
Other Liabilities            5,718                     5,836
Minority Interest-
  Preferred Securities       1,164                       657
Preferred Stock                  1                       112
Common Shareholders'
 Equity                      4,761                     4,990
                           -------                   -------
   TOTAL LIABILITIES AND
    SHAREHOLDERS' EQUITY   $60,926                   $58,388
                           =======                   =======
Net Interest Earnings
 and Interest Rate Spread            $  828   2.25%            $  985   3.21%
                                     ======   ====             ======   ====
 Net Yield on Interest-
  Earning Assets                              3.30%                     4.16%
                                              ====                      ====
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